UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 08, 2018

AMAZING ENERGY OIL AND GAS, CO.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation)

000-52392

(Commission File No.)

701 S Taylor Street

Suite 470, LB 113

Amarillo, Texas 79101

(Address of principal executive offices and Zip Code)

(855) 448-1922

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 08, 2018, Robert A. Bories (“Bories”) resigned from his position as the Treasurer of Amazing Energy Oil & Gas, Co. (“Amazing” or the “Company”). There were no disagreements between Mr. Bories and the Company.

The position of Treasurer will remain vacant at this time, and the Company’s Chief Financial Officer, Stephen Salgado, will assume the duties previously performed by Mr. Bories.

Effective May 08, 2018, Reese B. Pinney (“Pinney”) resigned from his position as the Chief Operating Officer of the Company as well as from his position as the President of Jilpetco, Inc. (“Jilpetco”).  Jilpetco is a wholly owned subsidiary of the Company. There were no disagreements between Mr. Pinney and the Company or Jilpetco.

The position of Chief Operating Officer will remain vacant at this time, and the Company’s Chief Executive Officer, Will McAndrew III (“McAndrew”), will assume the duties previously performed by Mr. Pinney as COO.  Mr. McAndrew will also assume the position of President of Jilpetco.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 12th day of May, 2018.

AMAZING ENERGY OIL AND GAS, CO.

BY:	/s/ Will McAndrew
Will McAndrew III, CEO